UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 13, 2010
Date of Report (Date of earliest event reported)
US Natural Gas Corp
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 6th Street South, Suite 600 St. Petersburg, FL 33701

(Address of principal executive offices)

(727) 824-2800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On April 12, 2010, the Board of Directors (the “Board”) of US Natural Gas Corp (the “Company”) dismissed Michael T. Studer, CPA, P.C. its independent registered public account firm. On April 12, 2010 the accounting firm of Louis Gutberlet, CPA of LGG & Associates, PC was engaged as the Company’s new independent registered public accounting firm. The Board approved of the dismissal of Michael T. Studer, CPA, P.C and the engagement of Louis Gutberlet, CPA of LGG & Associates, PC as its independent auditor.

During the Company’s two most recent fiscal years and through April 12 2010, there were no disagreements with Michael T. Studer, CPA, P.C whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Michael T. Studer, CPA, P.C’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

Michael T. Studer, CPA, P.C did not issue any audit reports on the Company’s financial statements that contained an adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On April 12, 2010 the Company engaged Louis Gutberlet, CPA of LGG & Associates, PC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement and through April 12, 2010 the Company has not consulted Louis Gutberlet, CPA of LGG & Associates, PC. regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

The above disclosure regarding the dismissal and engagement of the Company’s independent auditors was provided in the Company’s 10-K filed with the Securities Exchange Commission on April 15, 2010. This 8-K is being filed to provide Michael T. Studer, CPA, P.C’s audit letter as required and which has been attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1	Letter of Michael T. Studer, CPA, P.C

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Natural Gas Corp
Date: April 22, 2010	By:	/s/ Wayne Anderson
Wayne Anderson
President